EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (In millions)

                                                                                                                Six months ended
                                                                  Years ended September 30                          March 31
                                                  ---------------------------------------------------------  ----------------------
                                                       1999       2000        2001        2002        2003        2003        2004
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
EARNINGS
--------

Income (loss) from continuing operations          $     283   $    272    $    390    $    115   $      94   $     (38)  $      27
Income taxes                                            188        179         266          68          44         (19)         16
Interest expense                                        141        189         160         133         121          62          56
Interest portion of rental expense                       34         39          40          35          33          16          16
Amortization of deferred debt expense                     1          2           2           2           2           1           1
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                        (11)      (113)        (91)         20         (98)         34          97
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     636   $    568    $    767    $    373   $     196   $      56   $     213
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

FIXED CHARGES
-------------

Interest expense                                  $     141   $    189    $    160    $    133   $     121   $      62   $      56
Interest portion of rental expense                       34         39          40          35          33          16          16
Amortization of deferred debt expense                     1          2           2           2           2           1           1
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     176   $    230    $    202    $    170   $     156   $      79   $      73
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

RATIO OF EARNINGS TO FIXED CHARGES                     3.61       2.47        3.80        2.19        1.26        0.71        2.92



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